Exhibit 2.2

For Ministry Use Only	Ontario Corporation Number
À l’usage exclusif du ministère	Numéro de la société en Ontario

2719108

Ministry of Government	Ministère des Services
and Consumer Serviecs	Gouvernmentaux et des
Ontario	Services aux consommateurs
CERTIFICATE	CERTFICAT

MAY 26 MAI, 2020
/s/ Barbara Duckitt
Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

ARTICLES OF AMENDMENT

STATUTS DE MODIFICATION

Form 3 Business Corporations Act

Formule 3 Loi sur les sociétés par actions

1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

AUDITION SHOWDOWN INC.

2.	The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

N/A

3.	Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2019-09-30
(Year, Month, Day)
(année, mois, jour)

4.	Complete only if there is a change in the number of directors or the minimum / maximum number of directors. Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé.

Number of directors is/are:	minimum and maximum number of directors is/are:
Nombre d’administrateurs	nombres minimum et maximum d’administrateurs :

Number	minimum and maximum
Nombre	minimum et maximum

or
ou

5.	The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

See page 1A attached herein.

© Queen's Printer for Ontario, 2011 / © Imprimeur de la Reine pour l’Ontario, 2011	Page 1 of/de 2

6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2020, May, 7
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

AUDITION SHOWDOWN INC.
(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l’article un à la page une).

By/
Par :

/s/ John A. McMahon	President, CEO & Chairman
(Signature)	(Description of Office)
(Signature)	(Fonction)
John A. McMahon

Page 2 of/de 2

1A

The articles of Audition Showdown (the “Corporation”) are amended as follows:

(a) Delete, in their entirety, the provisions of Article 8 of the Articles of Incorporation of the Corporation, effectively removing the restrictions on the transfer of the Corporation’s shares and replace with “None”.

(b) Delete paragraphs (a), (b) and (c) under Article 9 of the Articles of Incorporation of the Corporation, effectively removing the limit to the number of shareholders, the prohibitions for the public to subscribe for securities and the lien on shares and replace with “None”.